EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 16, 2006, except for Note 11, which is dated August 11, 2006, with respect to the financial statements of Skin Shoes, LLC and Skin Shoes, Inc included in Item 9.01(a) of Amendment No. 3 to the Current Report on Form 8-K/A (dated October 3, 2006) for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004.

/s/ Mahoney Cohen & Company, CPA, P.C.

Mahoney Cohen & Company, CPA, P.C.

New York, New York
October 3, 2006